Exhibit (14)(b)

BOSTON

BRUSSELS

CHARLOTTE

FRANKFURT

HARRISBURG

HARTFORD

LONDON

LUXEMBOURG

MUNICH

NEW YORK

NEWPORT BEACH

PALO ALTO

PARIS

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

April 28, 2005
Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660

Re:	Pacific Select Estate Maximizer Variable Life Insurance Policy,
Post-Effective Amendment #23, File #333-14005
Pacific Select Estate Preserver II and IV Last Survivor Flexible Premium Variable
Life Insurance Policy,
Post-Effective Amendment #23, File #333-20355
Registration Statement on Form N-6

Dear Sir or Madam:

We hereby consent to the reference to Dechert LLP in the above-referenced registration statements.

Very truly yours,

Law Offices of Dechert LLP

4000 Bell Atlantic Tower • 1717 Arch Street • Philadelphia, PA 19103-2793 • Tel: 215.994.4000 • Fax: 215.994.2222 • www.dechert.com